Exhibit 10.17

                     ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS AGREEMENT executed this 31st day of March, 2001, by and between WHY USA Financial Group, Inc., a Minnesota corporation (hereinafter "WHY USA"), and Northwest Investment Trust, Inc., a Minnesota corporation, (hereinafter "Northwest"),

                                  WITNESSETH.

WHEREAS, WHY USA had previously pursued the acquisition of a certain mortgage company known as America's Cashline Corp. (hereinafter "Cashline"), and

WHEREAS, Northwest invested certain significant funds into Cashline to support its operations during WHY USA's pursuit of Cashline, and received from Cashline promissory notes securing the obligation of Cashline to Northwest (hereinafter the "Cashline Notes"), (a true and correct copy of the Cashline Notes are attached hereto as Exhibit A), and

WHEREAS, WHY USA, on February 8, 2001, acquired 100% ownership of Cashline in a stock for stock acquisition, and

WHEREAS, WHY USA has certain obligations to Northwest and has executed promissory notes (hereinafter WHY USA Notes) to Northwest securing said debt, (A true and correct of said notes is attached hereto as Exhibit B), and

WHEREAS, Northwest wishes to assign its holders rights in the Notes to WHY USA in exchange for certain shares of WHY USA common stock and agrees to cancel certain outstanding WHY USA Notes, and

WHEREAS, WHY USA wishes to accept the assignment of Northwest's holder's interest in the Cashline Notes and to execute a new note in favor of Northwest in the amount of $85,000.00.

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NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, Northwest agrees to assign its interest in the Cashline Notes to WHY USA upon the following terms and conditions:

1. Northwest's investment in Cashline shall be agreed to be $708,216.77. The amounts previously paid by WHY USA to Northwest, relating to the Cashline acquisition, shall be agreed to be $560,025.16. The unrecovered amount of Northwest's investment in Cashline that is being satisfied by this agreement is $148,191.61.

2. As consideration for the assignment of the Holder's interest in the Notes, WHY USA shall deliver to Northwest, upon demand, 296,384 shares of WHY USA Financial Group, Inc. common stock.

3. Northwest agrees to deem those WHY USA Notes attached hereto as Exhibit B "Paid in Full."

4. WHY USA shall execute a new note in favor of Northwest in the amount of $85,000.00 as and for the remaining obligation between WHY USA and Northwest upon delivery of the above referenced shares of WHY USA common stock.

FURTHER, the parties agree that the assignment of said Notes shall be non-recourse. Each party agrees to execute any documents necessary to complete the above stated provisions.

IN WITNESS whereof the parties do set their hands this 31st day of March 2001.

WHY USA FINANCIAL GROUP, INC.               NORTHWEST INVESTMENT TRUST, INC.

/s/ Leslie M. Pearson                       /s/ Don Riesterer
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By: Leslie M. Pearson                       By: Don Riesterer
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Its: C.F.O.                                 Its: President
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